UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2016

BIOCEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36284	80-0943522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5810 Nancy Ridge Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 320-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As discussed below in Item 5.07, Biocept, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) at which the Company’s stockholders approved (i) a proposal to amend the Company’s Certificate of Amendment of Certificate of Incorporation to increase the authorized number of shares of the Company’s common stock from 40,000,000 to 150,000,000 shares and (ii) a proposal to amend the Company’s Certificate of Amendment of Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio in the range of 1:3 to 1:5, such ratio to be determined in the discretion of the Company’s board of directors.

On September 27, 2016, the Company’s board of directors approved a reverse stock split of the Company’s common stock at a ratio of 1:3, and the Company filed a Certificate of Amendment of Certificate of Incorporation of Biocept, Inc. (the “Charter Amendment”) to (i) effect the 1:3 reverse stock split of its outstanding common stock and (ii) increase the authorized number of shares of the Company’s common stock from 40,000,000 to 150,000,000 shares.

The Charter Amendment provides that at the effective time of the reverse stock split, every three shares of the Company’s issued and outstanding common stock will be automatically converted into one issued and outstanding share of common stock, without any change in par value per share. The reverse stock split will affect all shares of the Company’s common stock outstanding immediately prior to the effective time of the reverse stock split, as well as the number of shares of common stock available for issuance under the Company’s Amended and Restated 2013 Equity Incentive Plan. In addition, the reverse stock split will effect a reduction in the number of shares of common stock issuable upon the exercise of stock options or warrants outstanding immediately prior to the effectiveness of the reverse stock split. No fractional shares will be issued in connection with the reverse stock split. Instead, the Company will issue one full share of the post-reverse stock split common stock to any stockholder who would have been entitled to receive a fractional share as a result of the process.

The Company’s common stock will began trading on The NASDAQ Capital Market on a split-adjusted basis when the market opens on September 29, 2016. The new CUSIP number for the Company’s common stock following the reverse stock split is 09072V 204.

The foregoing summary of the Charter Amendment is subject to, and qualified in its entirety by reference to the Charter Amendment, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 27, 2016, the Company held the Special Meeting. As of August 8, 2016, the record date for the Special Meeting, 25,189,414 shares of common stock were outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 19,238,721 shares of common stock were present in person or represented by proxy for the three proposals summarized below.

Proposal 1:  Increase in the authorized number of shares of the Company’s common stock from 40,000,000 to 150,000,000 shares.

The Company’s stockholders approved an amendment to the Company’s Certificate of Amendment of Certificate of Incorporation to increase the authorized number of shares of the Company’s common stock from 40,000,000 to 150,000,000 shares. The final voting results are as follows:

Votes For	15,783,841
Votes Against	3,402,805
Abstentions	52,705
Broker Non-Votes	0

Proposal 2:  Effect a reverse stock split of the Company’s common stock at a ratio in the range of 1:3 to 1:5.

The Company’s stockholders approved an amendment to the Company’s Certificate of Amendment of Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio in the range of 1:3 to 1:5. The final voting results are as follows:

Votes For	15,200,347
Votes Against	3,985,633
Abstentions	52,741
Broker Non-Votes	0

Proposal 3:  Authorize an adjournment of the Special Meeting.

The Company’s stockholders approved an authorization to adjourn the Special Meeting, if necessary, to solicit additional proxies if there were not sufficient votes in favor of Proposal 1 or Proposal 2. The final voting results are as follows:

Votes For	15,782,197
Votes Against	3,149,758
Abstentions	306,766
Broker Non-Votes	0

Item 8.01	Other Events.

The Company is filing certain information for the purpose of updating the description of the Company’s risk factors contained in its other filings with the Securities and Exchange Commission. A copy of this additional disclosure is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Risks are described more fully in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other documents subsequently filed with or furnished to the Securities and Exchange Commission. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1Certificate of Amendment to Certificate of Incorporation of Biocept, Inc.

99.1Company disclosure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCEPT, INC.
Dated: September 29, 2016	By:	/s/ Michael W. Nall
	Name:	Michael W. Nall
	Title:	President and Chief Executive Officer